UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

MBT FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Michigan	000-30973	38-3516922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

102 East Front Street, Monroe, Michigan	48161
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 241-3431

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of the Company was held on May 7, 2015.

(b)	There were 22,724,111 shares eligible to vote, and 17,515,809 shares, or 77.08% of the outstanding shares, were present in person or by proxy at the meeting. The following proposals were submitted by the Board of Directors to a vote of the shareholders:

Proposal 1. Election of Directors. The following individuals were elected to serve as directors until the 2016 Annual Meeting of Shareholders:

Director	Votes “FOR”	Votes “WITHHELD”	Broker Non-Votes
Peter H. Carlton	11,963,496	404,415	5,147,898
H. Douglas Chaffin	11,944,069	423,842	5,147,898
Joseph S. Daly	9,270,514	3,097,397	5,147,898
James F. Deutsch	11,729,176	638,735	5,147,898
Edwin L. Harwood	11,947,422	420,489	5,147,898
Michael J. Miller	11,949,594	418,317	5,147,898
Tony Scavuzzo	11,730,702	637,209	5,147,898
Debra J. Shah	11,953,805	414,106	5,147,898
John L. Skibski	11,880,959	486,952	5,147,898
Karen M. Wilson-Smithbauer	11,831,481	536,430	5,147,898

Proposal 2. Amend the terms of the MBT Financial Corp. 2008 Stock Incentive Plan. This proposal received the following votes:

Proposal 2	For	Against	Abstain	Broker Non-Votes
	11,470,072	745,800	152,039	5,147,898

Based on the votes set forth above, the proposal received the required majority of the votes cast and therefore was approved.

Proposal 3. Ratification of the appointment of Plante & Moran, PLLC as the independent auditors of the Corporation for the 2015 fiscal year. This proposal received the following votes:

Proposal 3	For	Against	Abstain
	17,379,846	110,290	25,673

Based on the votes set forth above, the proposal received the required majority of the votes cast and therefore was approved.

Proposal 4. Advisory vote to approve executive compensation. This proposal received the following votes:

Proposal 4	For	Against	Abstain	Broker Non-Votes
	11,238,678	979,541	149,692	5,147,898

Based on the votes set forth above, the shareholders advise the board that they approve of the executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MBT FINANCIAL CORP.

Date: May 8, 2015	By:	/s/ John L. Skibski
John L. Skibski Executive Vice President and Chief Financial Officer